Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Francie Nagy

Investor Relations

Tel: +1-212-515-4625

GateHouse Media Announces First Quarter 2007 Results

First Quarter 2007 Highlights

•	Revenues increased 90.1% to $95.0 million in the first quarter 2007 from the first quarter 2006.

•	Operating income was $2.1 million for the first quarter 2007.

•	As Adjusted EBITDA increased 57.8% to $15.5 million in the first quarter 2007 from the first quarter 2006.

•	Increased first quarter dividend 15.6% to $0.37 per share.

•	Closed on approximately $200 million in local media business acquisitions in first quarter of 2007 in 5 transactions.

•

Completed a platform transaction for the Company, acquiring the SureWest Directories, a directories business based in Sacramento, California, for $106.5 million. This is part of the $200 million in acquisitions referenced above.

•	Closed $960.0 million Senior Secured Credit Facility.

Recent Developments

•

Competed $410.0 million acquisition of 12 publications including 4 daily newspapers from Gannett. The four daily publications include the Norwich (CT) Bulletin; the Rockford (IL) Register Star; the Observer-Dispatch in Utica, NY; and The Herald-Dispatch in Huntington, WV. The total combined daily and Sunday circulation of these papers is approximately 160,000 and 187,000, respectively.

•

Completed $380.0 million acquisition of 9 publications from Copley Press, Inc. This was comprised of 7 daily and 2 weekly newspapers organized in 3 clusters around Springfield, IL, Peoria, IL and Canton, OH. The total combined daily circulation of these papers is 241,060. The 2 weekly newspapers have a combined circulation of 34,918.

•	Completed bridge financing and first amendment to debt agreements to finance transactions.

FAIRPORT, NY. May 14, 2007 – GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (NYSE: GHS) today reported financial results for the quarter ended March 31, 2007.

The Company recorded revenues of $95.0 million, operating income of $2.1 million, net loss of $6.1 million and As Adjusted EBITDA of $15.5 million for the first quarter ended March 31, 2007. Reported revenues did not include $1.6 million from the Company’s directories business in the first quarter due to purchase accounting requirements. With this additional $1.6 million of revenue comparable revenues in the first quarter were $96.6 million. In addition, at one of the Company’s business units an accounting change was made to record circulation revenues on a net basis rather than gross. The impact of this was a reduction to revenue of approximately $0.6 million with no impact on EBITDA. On a comparable basis including these two items, first quarter revenues were $97.2 million.

As Adjusted EBITDA included non-cash and/or non-recurring costs of $3.3 million and $1.0 million of EBITDA from the directories business that could not be recorded due to purchase accounting requirements, for the quarter ended March 31, 2007. Excluding corporate costs, which have increased from the previous year due to new public company requirements, As Adjusted EBITDA was $19.3 million an increase of 2% on a same store sales basis over the first quarter of 2006. As Adjusted EBITDA is a non-GAAP financial measure and should not be considered an alternative to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. A table reconciling net (loss) income to As Adjusted EBITDA, as well as a description of how the Company uses and calculates As Adjusted EBITDA immediately follows the financial statements included with this press release.

The Company also reported that online revenues grew 120% on a same store sales basis as the Company’s online strategy continues to be implemented. EBITDA margins at the Company’s businesses, excluding corporate costs, increased a percentage point to 20% in first quarter 2007 versus first quarter 2006 in keeping with the Company’s goal of increasing EBITDA margins though the benefits of its scale.

Finally, the Company closed on 5 acquisitions in the first quarter with total purchase price of approximately $200 million. The acquisitions are expected to be immediately accretive to free cash flow per share. Since its IPO, GateHouse has invested approximately $1 billion in new assets, in 8 separate transactions.

Michael E. Reed, GateHouse Media’s Chief Executive Officer, commented, “We are very pleased with GateHouse’s first quarter performance both with respect to operations and acquisitions. Operationally, we delivered strong results in what was a very difficult advertising environment for traditional newspaper companies. Excluding corporate costs, our company-wide As Adjusted EBITDA of $19.3 million increased 2% on a same store sales basis, and EBITDA margins at the publication level increased by a full percentage point. This strong performance reflects our focus on enhancing local media revenues, initiating new product launches, implementing our online strategy, integrating acquisitions, maintaining good cost discipline and benefiting from reduced newsprint pricing.

“We closed on 5 strategic acquisitions in the local media space in the first quarter. Our $106.5 million acquisition of SureWest Yellow Pages, a directories business based in Sacramento, CA, created a platform for expansion in the high margin yellow page business. In addition, we have closed on two large transactions in the second quarter with total purchase price of approximately $790 million.

“Overall, GateHouse is performing very well, and we are confident we will be able to continue to execute on our strategies and achieve our goal of further increasing free cash flow per share. We are highly focused on the smooth integration of our acquisitions, and I am delighted to report that our efforts in this area were rewarded by strong performance on the top and bottom lines. We remain enthused about the hyper local media space and optimistic about our prospects for the remainder of 2007.”

Business Strategy

GateHouse’s business strategy is to focus on increasing its earnings and dividends to shareholders by growing As Adjusted EBITDA through:

•	Organic growth at existing media properties through increases in online and niche product revenues, geographic clustering of publications to realize operating efficiencies, and

•	Accretive acquisitions of locally focused media businesses.

Earnings Call

The Company has scheduled a conference call to discuss results on May 15, 2007 at 10:00 AM EDT. The conference call can be accessed by dialing (800) 817-2743 (from within the U.S.) or (913) 981-4915 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “GateHouse Media First Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at http://www.gatehousemedia.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM EDT on May 22, 2007 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.) please reference access code “817-4458.” A copy of this earnings release and quarterly financial supplement is posted on the Investors section of the GateHouse website.

About GateHouse Media, Inc.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 87 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 20 states through hundreds of community publications and local websites. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.

Dividend

The Company’s Board of Directors had declared a first quarter cash dividend of $0.37 per share on its common stock for the quarter ending March 31, 2007, payable on April 16, 2007 to stockholders of record on March 30, 2007. This first quarter 2007 dividend marks a 15.6% increase over the fourth quarter 2006 dividend.

It is GateHouse’s policy to pay a stable dividend from its levered free cash flow. GateHouse announces dividends on a quarterly basis, separately from quarterly earnings announcements.

As Adjusted EBITDA

GateHouse Media’s management utilizes As Adjusted EBITDA to evaluate the Company’s performance. This metric is based on Adjusted EBITDA, which excludes non-cash expenses such as interest expense, depreciation and amortization, income tax expense (benefit) and other non-recurring items. As Adjusted EBITDA also excludes other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs. As Adjusted EBITDA is a non-GAAP financial measure and should not be considered an alternative to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. A table reconciling net (loss) income to As Adjusted EBITDA, as well as a description of how the Company uses and calculates As Adjusted EBITDA immediately follows the financial statements included with this press release. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because As Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, As Adjusted EBITDA, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Levered Free Cash Flow

GateHouse Media’s management also utilizes Levered Free Cash Flow to evaluate the Company’s performance because that metric will be used, along with other criteria, to determine the funds available for paying the regular quarterly dividend. This metric is based on As Adjusted EBITDA, as defined above, less capital expenditures, cash taxes and interest expense. Levered Free Cash Flow is a non-GAAP financial measure and should not be considered an alternative to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. A table reconciling net (loss) income to Levered Free Cash Flow, as well as a description of how the Company uses and calculates Levered Free Cash Flow immediately follows the financial statements included with this press release. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Levered Free Cash Flow is not a measure of financial performance under GAAP and is susceptible to varying calculations, Levered Free Cash Flow, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three months ended March 31, 2007	Three months ended March 31, 2006
Revenues:
Advertising	$71,248	$36,459
Circulation	17,257	8,495
Commercial printing and other	6,479	5,021

Total revenues	94,984	49,975
Operating costs and expenses:
Operating costs	52,538	25,971
Selling, general and administrative	30,621	14,880
Depreciation and amortization	8,802	3,599
Integration and reorganization costs	838	1,710
Impairment of long-lived assets	119	—
Loss on sale of assets	13	441

Operating income	2,053	3,374
Interest expense	10,217	5,176
Amortization of deferred financing costs	223	30
Unrealized (gain) loss on derivative instrument	383	(2,605)
Other income	(205)	—

Income (loss) before income taxes	(8,565)	773
Income tax expense (benefit)	(2,486)	368

Net income (loss)	$(6,079)	$405

Earnings (loss) per share:
Basic and diluted:
Net income (loss)	$(0.16)	$0.02
Dividends declared per share	$0.37	—
Basic weighted average shares outstanding	38,097,167	22,214,445

Diluted weighted average shares outstanding	38,097,167	22,464,996

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share data)

	March 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$6,557	$90,302
Accounts receivable, net of allowance for doubtful accounts of $3,744 and $2,332 at March 31, 2007 and December 31, 2006, respectively	58,709	42,990
Inventory	4,921	4,664
Prepaid expenses	3,246	3,372
Deferred income taxes	2,896	2,896
Other current assets	1,658	380

Total current assets	77,987	144,604
Property, plant, and equipment, net of accumulated depreciation of $14,361 and $11,224 at March 31, 2007 and December 31, 2006, respectively	110,102	98,371
Goodwill	602,463	516,656
Intangible assets, net of accumulated amortization of $25,898 and $20,246 at March 31, 2007 and December 31, 2006, respectively	481,532	391,096
Deferred financing costs, net	8,425	5,297
Other assets	5,439	9,376
Assets held for sale	2,352	2,323

Total assets	$1,288,300	$1,167,723

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term liabilities	$868	$487
Accounts payable	5,099	5,655
Accrued expenses	23,937	20,525
Deferred revenue	16,353	14,554
Dividend payable	14,489	9,394

Total current liabilities	60,746	50,615
Long-term liabilities:
Long-term debt, less current portion	690,000	558,000
Long-term liabilities, less current portion	2,869	1,324
Deferred income taxes	69,392	70,935
Pension and other postretirement benefit obligations	14,062	13,765

Total liabilities	837,069	694,639

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized at March 31, 2007; none issued and outstanding at March 31, 2007 and December 31, 2006	$—	$—
Common stock, $0.01 par value, 150,000,000 shares authorized at March 31, 2007; 39,192,548 and 39,147,263 shares issued, and 39,158,880 and 39,141,263 outstanding at March 31, 2007 and December 31, 2006, respectively	381	381
Additional paid-in capital	487,080	486,011
Accumulated other comprehensive loss	(4,998)	(2,644)
Accumulated deficit	(31,172)	(10,604)
Treasury stock, at cost, 33,668 and 6,000 shares at March 31, 2007 and December 31, 2006, respectively	(60)	(60)

Total stockholders' equity	451,231	473,084

Total liabilities and stockholders' equity	$1,288,300	$1,167,723

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31, 2007	Three months ended March 31, 2006
Cash flows from operating activities:
Net (loss) income	$(6,079)	$405
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	8,802	3,599
Amortization of deferred financing costs	223	30
Unrealized loss (gain) on derivative instrument	383	(2,605)
Non-cash compensation expense	1,107	404
Deferred income taxes	(3,649)	368
Loss on sale of assets	13	441
Impairment of long-lived assets	119	—
Pension and other postretirement benefit obligations	314	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	2,452	326
Inventory	265	(252)
Prepaid expenses and other assets	163	64
Accounts payable	(1,140)	(211)
Accrued expenses	1,831	(1,581)
Deferred revenue	304	(73)
Other long-term liabilities	(186)	294

Net cash provided by operating activities	4,922	1,209

Cash flows from investing activities:
Purchases of property, plant, and equipment	(2,018)	(2,886)
Proceeds from sale of publications and other assets	180	2,859
Acquisitions, net of cash acquired	(206,046)	(75)

Net cash used in investing activities	(207,884)	(102)

Cash flows from financing activities:
Payment of debt issuance costs	(3,032)	—
Borrowings under term loans	690,000	—
Repayments of term loans	(558,000)	(768)
Net repayments under revolving credit facility	—	(2,410)
Payment of offering costs	(357)	—
Payment of dividends	(9,394)	—

Net cash provided by (used in) financing activities	119,217	(3,178)

Net decrease in cash and cash equivalents	(83,745)	(2,071)
Cash and cash equivalents at beginning of period	90,302	3,063

Cash and cash equivalents at end of period	$6,557	$992

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow, non-GAAP financial measures, as set forth below.

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow

The Company defines Adjusted EBITDA as net income (loss) before income tax expense (benefit), depreciation and amortization and other non-recurring items. We define As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs. The Company defines Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media believes these non-GAAP measures, as defined above, are helpful in identifying trends in its day-to-day performance because the items excluded have little or no significance on its day-to-day operations. These measures provide assessments of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. They provide indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are some of the metrics used by senior management and the board of directors to review the financial performance of the business on a monthly basis.

Limitations of Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow have limitations as analytical tools. They should not be viewed in isolation or as substitutes for GAAP measures of earnings or cash flows. Material limitations in making the adjustments to GateHouse Media’s earnings to calculate Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow and using these non-GAAP financial measures as compared to GAAP net income (loss), include: the cash portion of interest expense, income tax (benefit) provision and non-recurring charges related to gain (loss) on sale of facilities and extinguishment of debt activities generally represent charges (gains), which may significantly affect GateHouse Media’s financial results.

Stockholders and other interested persons may find these items important in evaluating GateHouse Media’s performance, results of operations and financial position. GateHouse Media uses non-GAAP financial measures to supplement its GAAP measures in order to provide a more complete understanding of the factors and trends affecting its business.

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are not alternatives to net income, income from operations or cash flows provided by or used in operations as calculated and presented in accordance with GAAP. Stockholders and other interested persons should not rely on Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow as substitutes for any such GAAP financial measures. GateHouse Media strongly urges stockholders and other interested persons to review the reconciliation of net (loss) income to Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow, along with its consolidated financial statements included elsewhere in this release. GateHouse Media also strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, the Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow measures, as presented in this release, may differ from and may not be comparable to similarly titled measures used by other companies.

The table below shows the reconciliation of net (loss) income to Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow for the periods presented (in thousands):

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited As Adjusted EBITDA

(In thousands)

	Three months ended March 31, 2007		Three months ended March 31, 2006
Income (loss)	$(6,079)		$405
Income tax expense (benefit)	(2,486)		368
Unrealized (gain) loss on derivative instrument	383		(2,605)
Amortization of deferred financing costs	223		30
Interest expense	10,217		5,176
Impairment of long-lived assets	119		—
Depreciation and amortization	8,802		3,599

Adjusted EBITDA	11,179		6,973
Non-cash compensation and other expense	2,153		704
Non-cash portion of postretirement benefits expense	314		—
Integration and reorganization costs	838		1,710
Loss on sale of assets	13		441
Impact of SureWest Directories purchase accounting	1,015		—

As adjusted EBITDA	15,512		9,828
Capital expenditures	(1,838	)(a)	(27	)(a)
Interest expense	(10,217)		(5,176)

Levered free cash flow	$3,457		$4,625

(a)	Capital expenditures include proceeds from sale of publications and other assets of $0.2 million and $2.9 million for the three months ended March 31, 2007 and March 31, 2006, respectively.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues and potential acquisition opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue" or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the Company’s limited operating history on a combined basis, the Company’s ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to effectively manage its growth, unforeseen costs associated with the acquisition of new properties, the Company’s ability to find suitably priced acquisitions, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in GateHouse’s SEC reports, including but not limited to its Annual Report on Form 10-K filed with the SEC on March 13, 2007 under Commission File Number 001-33091. When considering forward- looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.